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                                                                    EXHIBIT 10.1

                               PGM SALES AGREEMENT


         This PGM SALES AGREEMENT (this "Agreement") is made and entered into as of this 1st day of March, 2004, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 536 East Pike Avenue, Columbus, Montana 59019 ("SMC"), and DAIMLERCHRYSLER CORPORATION, a Delaware corporation, whose address is 800 Chrysler Drive, Auburn Hills, Michigan 48326 ("DCC").

         Section 1. Term. [Confidential]

         Section 2. Quality. The palladium and platinum delivered pursuant to this Agreement shall be in sponge form with 99.95% minimum purity of a brand that carries the London Platinum and Palladium Market's "Good Delivery Status." The rhodium delivered shall be in sponge form with 99.9% minimum purity.

         Section 3. Quantity and Delivery. [Confidential]

On the last business day of each month, SMC will deliver 50% of the monthly quantity of each Metal to a designated DCC account at Johnson Matthey Inc., Pennsylvania, and 50% of the monthly quantity of each Metal to a designated DCC account at Heraeus Metal Processing, Santa Fe Springs, California. Title to and risk of loss of the Metal shall pass from SMC to DCC upon delivery of the Metal to DCC.

         Section 4. Pricing. [Confidential]

         Section 5. Payment Terms. Within two (2) business days after delivery of Metal to the delivery location and confirmation of receipt from the delivery location, DCC will pay SMC for the Metal delivered, plus any applicable sales, use and transfer taxes, in immediately available funds. If DCC fails to pay for any Metal when payment is due, SMC may suspend future deliveries of Metal to DCC until such time as full payment has been received by SMC. This right shall not be deemed to be an exclusive right or remedy.

         Section 6. Warranty; Limitation of Liability. SMC warrants that the Metal supplied hereunder shall be merchantable and of the quality set forth in
Section 2 and that SMC will convey good title thereto, free and clear of all liens and encumbrances. OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT, SMC MAKES NO REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESSED OR IMPLIED, OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SMC EXPRESSLY DISCLAIMS ANY WARRANTY OF FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OR USE NOTWITHSTANDING ANY COURSE OF PERFORMANCE, USAGE OF TRADE OR LACK THEREOF INCONSISTENT WITH THIS SECTION. SMC's sole liability for breach of warranty shall be limited to replacement of the nonconforming Metal with conforming Metal within ten (10) business days of notice from DCC of nonconformity. SMC shall not be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages.

         Section 7. Default and Termination. [Confidential]

         Section 8. Force Majeure. (a) In the event that either party is rendered unable, wholly or in part, by force majeure applying to it, to carry out its obligations under this Agreement, it is agreed that such obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; provided that DCC shall not be excused by any event of force majeure from making timely payments for Metal delivered prior to the effective date of DCC's notice of force majeure.

                  (b) If SMC is unable to deliver to DCC all of the Metal it has agreed to deliver hereunder due to force majeure, SMC will reimburse DCC for the difference in price, if any, that DCC reasonably incurs to acquire such undelivered Metal from a third party for a period not to exceed the lesser of 30 days or the number of days SMC fails to deliver such Metal. SMC shall have no further obligation to reimburse DCC for any costs incurred by it to acquire replacement Metal in connection with any force majeure event.


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                  (c) The parties agree that the various periods and terms
provided for herein shall be extended for a period equivalent to such period of force majeure, but in no event later than one hundred twenty (120) days after the termination of this Agreement. The party claiming that an event of force majeure has occurred will promptly notify the other party of the commencement and termination of any event of force majeure. The term "force majeure" as employed herein, shall mean causes beyond the reasonable control of a party. The parties agree that this Section 8 is not intended to provide relief from economic conditions such as, but not limited to, market situations that provide lower or higher prices than in effect under this Agreement.

         Section 9. Miscellaneous.

              9.1 Notices. All notices shall be complete and deemed to have been given or made when mailed or sent by overnight courier or electronic mail; upon personal delivery when delivered personally; or when receipt is confirmed when sent by facsimile transmission.

              Notices for DCC should be sent to:

                  DaimlerChrysler Corporation
                  CIMS 484-03-18
                  800 Chrysler Drive
                  Auburn Hills, MI 48326-2757
                  Attn: R. Matthew Baldwin, Senior Manager, Raw Materials
                        Purchasing, Supplier Management
                  Facsimile: (248) 576-2187

              with a copy to:

                  DaimlerChrysler Corporation
                  CIMS 485-15-96
                  1000 Chrysler Drive
                  Auburn Hills, MI 48326-2766
                  Attn: General Counsel
                  Facsimile: (248) 512-1772

              Notices for SMC should be sent to:

                  Stillwater Mining Company
                  717 Palladium Place
                  Columbus, Montana 59019
                  Attn: John Stark
                  Telephone: (406) 322-8712
                  Facsimile: (406) 322-8723

              with a copy to:

                  Stillwater Mining Company
                  717 Palladium Place
                  Columbus, Montana 59019
                  Attn: James Binando
                  Telephone: (406) 322-8895
                  Facsimile: (406) 322-8703


              9.2 Confidentiality. Each party will keep confidential the terms of this Agreement pertaining to pricing, volume and term, except as disclosure may be required by law.



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              9.3 Entire Agreement. This Agreement represents the complete agreement between the parties hereto and supersedes all prior or contemporaneous oral or written agreements of the parties to the extent they relate in any way to the subject matter hereof or thereof.

              9.4 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them.

              9.5 No Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

              9.6 Binding Effect; No Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and may not be assigned by either party without the consent of the other party, which consent shall not be unreasonably withheld, except that no consent shall be required in respect of (i) any assignment to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law, or by purchase of the business of or substantially all of the assets of either party.

              9.7 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure by either party to demand strict performance and compliance with any part of this Agreement during the term of this Agreement shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

              9.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction.

              9.9 Governing Law; Jurisdiction and Venue. The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. Each party consents to the personal jurisdiction and venue of the state and federal courts located in Chicago, Illinois in connection with any controversy related to this Agreement and waives any argument that venue in any such forum is not convenient.

              9.10 Construction. This Agreement has been fully negotiated between the parties. In interpreting this Agreement, there shall be no presumption that either party drafted the language but rather the parties shall be deemed to have shared equally in the drafting of the provisions of this Agreement.

              9.11 Limitation of Liability. Except as required under any indemnity stated herein, neither party will be liable for prospective or speculative profits or consequential, punitive or exemplary damages.

              9.12 Indemnification. Each party (the "Indemnifying Party") will defend, indemnify, and hold harmless the other party (the "Indemnified Party") against all claims, liabilities, losses, damages, costs and settlement expenses, including attorneys' fees ("Losses"), incurred by the Indemnified Party in connection with injury or death of any person and damage or loss of any property caused by any negligent act or omission or willful misconduct of the Indemnifying Party or its employees, agents, or subcontractors in the performance of this Agreement, either on the Indemnified Party's property or in the course of their employment; except that the Indemnifying Party shall not be required to defend, indemnify and hold harmless the Indemnified Party for any Losses to the extent they are caused by the Indemnified Party's negligence or willful misconduct.



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              9.13 Required Compliance. Each party will comply in all material respects with any and all applicable laws (including foreign, federal, state and local laws) and regulations promulgated thereunder. Each party will defend, indemnify and hold harmless the other party from and against any and all Losses caused by the failure of the Indemnifying Party or the Indemnifying Party's employees, agents and subcontractors to so comply with any applicable laws and regulations.

              9.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

STILLWATER MINING COMPANY                        DAIMLERCHRYSLER CORPORATION

By:    /s/ Frank R. McAllister                   By:    /s/ Peter Rosenfeld
       ------------------------------------             ------------------------
Name:  Frank R. McAllister                       Name:  P. Rosenfeld
Title: Chairman and Chief Executive Officer      Title: Executive Vice President



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